Exhibit 99.5

Dear Valued Member:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion, we intend to convert from the mutual holding company to the stock holding company corporate structure. To accomplish the conversion, NSTS Bancorp, Inc., a newly formed holding company for North Shore Trust and Savings, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Stock Order Form, a Proxy Statement, a Proxy Card, and a Questions and Answers Brochure describing the proxy vote, the stock offering and the plan of conversion.

To further our commitment to our local community, we intend to establish a new charitable foundation, NSTS Charitable Foundation, Inc., in connection with the conversion. The charitable foundation will be established as a non-stock, nonprofit corporation and will be funded with shares of our common stock and cash. We intend to contribute to our charitable foundation 2% of the total amount of shares of common stock offered in the conversion and $150,000. The purpose of our charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and will operate in the future and to enable our communities to share in our long-term growth. Our charitable foundation will be dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. In addition to receiving all required regulatory approvals to undertake the conversion, we must receive the approval of our eligible members. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION AND “AGAINST” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your eligible accounts at North Shore Trust and Savings. Please open all packages that you receive and vote all the Proxy Cards that were sent to you – none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the instructions on the Proxy Card.

Our board of directors unanimously recommends that you join them in voting “FOR” both proposals.

Please note:

●	The proceeds resulting from the sale of stock will support our business strategy.
●

There will be no change to account numbers, interest rates or other terms of your accounts at North Shore Trust and Savings. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits.

●	You will continue to enjoy the same services with the same board of directors, management and staff.
●	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As a North Shore MHC eligible member, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are offered for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and mail it, with full payment, in the Stock Order Reply Envelope provided. Alternatively, you may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form. You may also hand-deliver stock order forms to the North Shore Trust and Savings office located at 700 S. Lewis Avenue, Waukegan, Illinois, which is open between 9:00 a.m. and 5:00 p.m. Central Time, Monday through Friday and between 9:00 a.m. and 12:00 p.m. Central Time on Saturday. Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m. Central Time, on ____________, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future as a NSTS Bancorp, Inc. stockholder. Thank you for your continued support as a North Shore Trust and Savings customer.

Sincerely,

Stephen G. Lear

Chairman & Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) 821-5778,

between 9:00 a.m. and 3:00 p.m. Central Time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. NSTS Bancorp, Inc., a newly formed holding company for North Shore Trust and Savings, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers. The offering is being conducted pursuant to a plan of conversion that provides for the conversion of North Shore MHC from the mutual holding company to the stock holding company corporate structure. To further our commitment to our local community, we intend to establish a new charitable foundation, NSTS Charitable Foundation, Inc., in connection with the conversion. The charitable foundation will be established as a non-stock, nonprofit corporation and will be funded with shares of our common stock and cash. We intend to contribute to our charitable foundation 2% of the total amount of shares of common stock offered in the conversion and $150,000. The purpose of our charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and will operate in the future and to enable our communities to share in our long-term growth. Our charitable foundation will be dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

Our records indicate that you were a depositor of North Shore Trust and Savings at the close of business on June 30, 2020 or September 30, 2021, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are offered for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and mail it, with full payment, in the Stock Order Reply Envelope provided. Alternatively you may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form. You may also hand-deliver stock order forms to the North Shore Trust and Savings office located at 700 S. Lewis Avenue, Waukegan, Illinois, which is open between 9:00 a.m. and 5:00 p.m. Central Time, Monday through Friday and between 9:00 a.m. and 12:00 p.m. Central Time on Saturday. Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m. Central Time, on __________, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly at the number shown below for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a NSTS Bancorp, Inc. stockholder.

Sincerely,

Stephen G. Lear
Chairman & Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) 821-5778,

between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

F

Keefe, Bruyette & Woods
A Stifel Company

Dear Sir/Madam:

Keefe, Bruyette & Woods, A Stifel Company has been retained by NSTS Bancorp, Inc. as its selling agent in connection with the offering of NSTS Bancorp, Inc. common stock.

At the request of NSTS Bancorp, Inc. we are enclosing materials regarding the offering of shares of NSTS Bancorp, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

Keefe, Bruyette & Woods
A Stifel Company

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

D

Dear Friend:

I am pleased to tell you about an investment opportunity. NSTS Bancorp, Inc., a newly formed holding company for North Shore Trust and Savings, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers. The offering is being conducted pursuant to a plan of conversion that provides for the conversion of North Shore MHC from the mutual holding company to the stock holding company corporate structure. To further our commitment to our local community, we intend to establish a new charitable foundation, NSTS Charitable Foundation, Inc., in connection with the conversion. The charitable foundation will be established as a non-stock, nonprofit corporation and will be funded with shares of our common stock and cash. We intend to contribute to our charitable foundation 2% of the total amount of shares of common stock offered in the conversion and $150,000. The purpose of our charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and will operate in the future and to enable our communities to share in our long-term growth. Our charitable foundation will be dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

Please read the enclosed materials carefully. If you are interested in purchasing shares of NSTS Bancorp, Inc. common stock, complete the enclosed Stock Order Form and mail it, with full payment, in the Stock Order Reply Envelope provided. Alternatively you may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form. You may also hand-deliver stock order forms to the North Shore Trust and Savings office located at 700 S. Lewis Avenue, Waukegan, Illinois, which is open between 9:00 a.m. and 5:00 p.m. Central Time, Monday through Friday and between 9:00 a.m. and 12:00 p.m. Central Time on Saturday. Stock Order Forms and full payment must be received (not postmarked) before 1:00 p.m. Central Time, on __________, 2021. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly at the number shown below for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a NSTS Bancorp, Inc. stockholder.

Sincerely,

Stephen G. Lear

Chairman & Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) 821-5778,

between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday, except bank holidays.

I

IMPORTANT NOTICE

IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING ACCOUNT YOU MAY RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU.

THEY DO NOT DUPLICATE EACH OTHER!

THANK YOU!

Questions?

Call our Information Center, toll-free, at 1-(877) 821-5778

between 9:00 a.m. and 3:00 p.m. Central Time,

Monday through Friday, except bank holidays.

This flyer is neither an offer to sell nor an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PF

Questions and Answers
About Our Plan of Conversion

This brochure answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION AND STOCK OFFERING

Our board of directors has determined that the conversion and stock offering are in the best interests of North Shore Trust and Savings, our customers and the communities we serve.

Q.	What are the conversion and stock offering?

A.	Under our plan of conversion, North Shore MHC will convert from the mutual holding company to the stock holding company corporate structure. Concurrently with the conversion, NSTS Bancorp, Inc., a newly formed holding company, will offer shares of its common stock for sale to eligible depositors, certain borrowers and members of the public. Upon completion of the conversion, North Shore MHC and NSTS Financial Corporation will cease to exist, and North Shore Trust and Savings will be a wholly owned subsidiary of NSTS Bancorp, Inc.

Q.	What are the reasons for the conversion and stock offering?

A.	Our primary reasons for the conversion and the stock offering are to: enhance our capital base to support growth; offer our employees and directors an equity ownership interest in NSTS Bancorp, Inc.; facilitate future mergers and acquisitions, if available, on a prudent basis; and offer our members an equity ownership interest.

Q.	Is North Shore Trust and Savings considered “well-capitalized” for regulatory purposes?

A.	Yes. As of June 30, 2021, North Shore Trust and Savings was considered “well-capitalized” for regulatory purposes.

Q.	Will customers notice any change in North Shore Trust and Savings’ day-to-day activities as a result of the conversion and stock offering?

A.	No. It will be business as usual. The conversion is an internal change to our corporate structure. There will be no change to our board of directors, management and staff as a result of the conversion and stock offering. North Shore Trust and Savings will continue to operate as an independent bank.

Q.	Will the conversion and stock offering affect customers’ deposit accounts or loans?

A.	No. The conversion and stock offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock.

THE CHARITABLE FOUNDATION

Q.	What is the NSTS Charitable Foundation, Inc. and why is it being funded through the conversion?

A.	We intend to contribute to our charitable foundation 2% of the total amount of shares of common stock offered in the conversion and $150,000. The purpose of our charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and will operate in the future and to enable our communities to share in our long-term growth. Our charitable foundation will be dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

Q.	Will the charitable foundation be established and funded if the conversion and offering are not approved and completed?

A.	No. The charitable foundation will only be established and funded if both the plan of conversion and the charitable foundation are approved by our eligible members. However, if we receive all other approvals, we will be permitted to complete the conversion without the charitable foundation if the establishment and funding of the charitable foundation is not approved by our members.

THE PROXY VOTE

In addition to receiving all required regulatory approvals, the plan of conversion and the establishment and funding of the charitable foundation are both subject to approval by our eligible members.

Q.	Why should I vote “for” the plan of conversion and “for” the establishment and funding of the charitable foundation?

A.	Your vote “FOR” both proposals is extremely important to us. Each eligible North Shore MHC member as of October 31, 2021 should have received a package containing a Proxy Card attached to a Stock Order Form. These packages also include a Proxy Statement describing the plan of conversion and the charitable foundation, neither of which can be implemented without member approval. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards that were sent to you.

Voting does not obligate you to purchase shares of common stock during the offering.

Q.	What happens if I don’t vote?

A.	Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “AGAINST” both proposals. Without sufficient favorable votes, we cannot complete the conversion and stock offering.

Q.	How do I vote?

A.

Mark your vote, sign and date each Proxy Card and return the card(s) in the enclosed Proxy Reply Envelope.

Alternatively, you may vote by telephone or Internet by following the simple instructions on the Proxy Card.

PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” BOTH PROPOSALS. Telephone and Internet voting are available 24 hours a day.

Q.	How many votes am I entitled to cast?

A.	Depositors at the close of business on October 31, 2021 are entitled to cast one vote for each $100 or fraction thereof on deposit. Also, each borrower as of July 18, 2005 whose borrowings remained outstanding at the close of business on October 31, 2021 is entitled to one vote, in addition to votes he or she is entitled to as a depositor. No customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one proxy card?

A.	If you had more than one deposit and/or applicable loan account at the close of business on October 31, 2021, you may have received more than one Proxy Card, depending on the ownership structure of your account(s). Open all packages that you receive. Please promptly vote all the Proxy Cards sent to you – they do not duplicate each other.

Q.	More than one name appears on my proxy card. Who must sign?

A.	The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the named beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered for sale and at what price?

A.	NSTS Bancorp, Inc. is offering for sale between 3,400,000 and 4,600,000 shares of common stock (subject to increase to 5,290,000 shares) at $10.00 per share. No sales commission will be charged to purchasers during the offering.

Q.	Who is eligible to purchase stock during the stock offering?

A.	Pursuant to our plan of conversion, non-transferable rights to subscribe for shares of NSTS Bancorp, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of North Shore Trust and Savings with aggregate balances of at least $50 at the close of business on June 30, 2020;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of North Shore Trust and Savings with aggregate balances of at least $50 at the close of business on September 30, 2021; and

Priority #4 — Depositors of North Shore Trust and Savings at the close of business on October 31, 2021 and borrowers of North Shore Trust and Savings as of July 18, 2005 whose borrowings remained outstanding at the close of business on October 31, 2021.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given first to natural persons and trusts of natural persons residing in Lake County, Illinois. Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

Q.	I am eligible to subscribe for shares of common stock in the subscription offering but am not interested in investing. May I allow someone else to use my stock order form to take advantage of my priority as an eligible account holder?

A.	No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the stock offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the stock offering.

Q.	How may I buy shares during the subscription and community offerings?

A.	Shares can be purchased by completing an original Stock Order Form and mailing it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your original Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form or by mail using the Stock Order Reply Envelope provided. You may also hand-deliver stock order forms to the North Shore Trust and Savings office located at 700 S. Lewis Avenue, Waukegan, Illinois, which is open between 9:00 a.m. and 5:00 p.m. Central Time, Monday through Friday and between 9:00 a.m. and 12:00 p.m. Central Time on Saturday. Hand delivered stock order forms will be accepted at this location only. Stock order forms may not be hand delivered to any other North Shore Trust and Savings office. Please do not mail Stock Order Forms to North Shore Trust and Savings.

Q.	What is the deadline for submitting stock order forms?

A.	To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) before 1:00 p.m. Central Time, on __________, 2021. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order made payable to NSTS Bancorp, Inc. These will be deposited upon receipt. We cannot accept third party checks. North Shore Trust and Savings line of credit checks may not be remitted for payment. Please do not mail cash!

(2)	By authorized withdrawal of funds from your North Shore Trust and Savings deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the deposit account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at North Shore Trust and Savings may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	Will I earn interest on my funds?

A.	Yes. If you pay by personal check, bank check or money order, you will earn interest at 0.15% per annum from the date payment is processed until the stock offering is completed or terminated. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your North Shore Trust and Savings deposit account(s), your funds will continue to earn interest within the account at the contractual rate until the stock offering is completed. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the conversion and stock offering.

Q.	Are there limits to how many shares I can order?

A.	Yes. The minimum order is 25 shares ($250). No individual may purchase more than 30,000 shares ($300,000) of common stock. Additionally, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 40,000 shares ($400,000) in all categories of the stock offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases.”

Q.	May I use an individual retirement account (“IRA”) at North Shore Trust and Savings or elsewhere to purchase shares?

A.	Yes. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using an IRA or any other retirement funds held at North Shore Trust and Savings or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the __________, 2021 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	May I use a loan from North Shore Trust and Savings to pay for shares?

A.	No. By regulation, North Shore Trust and Savings cannot extend a loan for the purchase of NSTS Bancorp, Inc. common stock during the stock offering. Similarly, you may not use existing North Shore Trust and Savings line of credit checks to purchase stock during the offering.
Q.	May I change my mind about ordering stock after I submit my stock order?

A.	No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond __________, 2022 or the number of shares of common stock offered for sale is increased to more than 5,290,000 shares or decreased to less than 3,400,000 shares.

Q.	Are directors and executive officers of North Shore Trust and Savings planning to purchase stock?

A.	Yes! Directors and executive officers, together with their associates, are expected to subscribe for 270,000 shares of common stock in the stock offering, representing 7.9% of the shares to be outstanding at the minimum of the offering range.

Q.	Will the stock be insured?

A.	No. Like any common stock, NSTS Bancorp, Inc.’s stock will not be insured.

Q.	Will dividends be paid on the stock?

A.	NSTS Bancorp, Inc. has not made a decision with respect to the amount, if any, and timing of any dividend payments following the completion of the conversion and stock offering. The amount of dividends to be paid, if any, will be subject to our financial condition and results of operations, tax considerations, capital requirements and available alternative uses for capital, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will pay dividends in the future, or, if we pay dividends, that any such dividends will not be reduced or eliminated in the future.

Q.	Will NSTS Bancorp, Inc. shares be listed on a stock exchange?

A.	Upon conclusion of the stock offering, we expect that NSTS Bancorp, Inc.’s shares will be listed for trading on the Nasdaq Capital Market under the symbol “NSTS.” Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell NSTS Bancorp, Inc. shares in the future.

Q.	If I purchase shares during the subscription and community offerings, when will I receive my shares?

A.	All shares of NSTS Bancorp, Inc. common stock sold in the Subscription and Community Offerings will be issued in book entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?

A.	For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877) 821-5778, between 9:00 a.m. and 3:00 p.m. Central Time, Monday through Friday. The Stock Information Center will be closed on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE THE ENCLOSED PROXY CARD

If you have not yet voted the Proxy Card(s) we recently
mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope or by following the telephone or Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING
“FOR” THE PLAN OF CONVERSION AND

“FOR” THE ESTABLISHMENT AND FUNDING OF THE
CHARITABLE FOUNDATION.

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” BOTH PROPOSALS.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE
COMMON STOCK DURING THE STOCK OFFERING. THE CONVERSION

WILL CHANGE OUR FORM OF CORPORATE
STRUCTURE, BUT WILL NOT RESULT IN CHANGES TO
BANK STAFF, MANAGEMENT, OR YOUR DEPOSIT

ACCOUNTS OR LOANS AT NORTH SHORE TRUST AND SAVINGS.
DEPOSIT ACCOUNTS WILL NOT BE CONVERTED TO COMMON STOCK.
DEPOSIT ACCOUNTS WILL CONTINUE TO BE INSURED BY THE

FDIC, UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) 821-5778,

between 9:00 a.m. and 3:00 p.m. Central Time, Monday through Friday, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED
PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE
VOTE THE ENCLOSED REPLACEMENT PROXY

CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PLAN OF CONVERSION AND
“AGAINST” THE ESTABLISHMENT AND FUNDING OF
THE CHARITABLE FOUNDATION.

Your board of directors unanimously recommends
that you vote “FOR” both proposals.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE
SHARES OF COMMON STOCK DURING THE STOCK OFFERING,

NOR DOES IT AFFECT YOUR NORTH SHORE TRUST AND SAVINGS
DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) 821-5778,

between 9:00 a.m. and 3:00 p.m. Central Time, Monday through Friday, except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF CONVERSION AND
“AGAINST” THE ESTABLISHMENT AND FUNDING OF THE
CHARITABLE FOUNDATION.

In order to implement the plan of conversion, we must obtain the approval of our voting members.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,
vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

If you receive more than one of these reminder mailings, please vote each Proxy Card received. They do not duplicate each other!

Please note: Implementing the plan of conversion and establishing the charitable foundation will not affect your deposit accounts or loans at
North Shore Trust and Savings. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits. Voting does not obligate you to purchase common stock during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) 821-5778,

between 9:00 a.m. and 3:00 p.m. Central Time, Monday through Friday, except bank holidays.

PG3

MARKETING MATERIALS

prepared for:

North Shore Trust and Savings

FULL CONVERSION

October 2021

North Shore Trust and Savings

Full Conversion Transaction

Marketing Materials

TABLE OF CONTENTS

These documents (non-typeset) are included behind this table of contents. All other documents (typeset) are included in the accompanying email enclosure.

LETTERS

Subscription and Community Offering Stock Order Acknowledgment Letter

Final Reminder Proxygram (if needed)

ADVERTISEMENTS/SIGNS

Branch Lobby Poster – Vote

Branch Lobby Poster – Buy (Optional)

Final Branch Lobby Poster (if needed)

Bank Statement Enclosure - Vote Reminder Slip (Optional)

Bank Website Vote Reminder Notice (Option 1)

Bank Website Voting Link (Option 2)

Email Vote Reminder (Optional)

Recorded Message to High Vote Customers

Tombstone Newspaper Advertisement (Optional)

________________________________

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Imprinted with Name & Address of Purchaser] Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by NSTS Bancorp, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive will be subject to the allocation provisions of the plan of conversion, as well as other conditions and limitations described in the NSTS Bancorp, Inc. Prospectus dated November __, 2021. Refer to pages ___ – ___ of the NSTS Bancorp, Inc. Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the stock offering, allocation information will be released as soon as practicable on the following website: allocations.kbw.com/

Stock Registration (please review carefully) Name1 Name2 Street1 Street2 City, State Zip Ownership: Social Security / Tax ID #:	Other Order Information: Batch #: _____ Order #: _____ Number of Shares Requested: _________ Offering Category: _____ (subject to verification; see descriptions below)

Offering Category Descriptions:

Subscription Offering

•	Depositors of North Shore Trust and Savings with aggregate balances of at least $50 at the close of business on June 30, 2020;
•	North Shore Trust and Savings tax-qualified employee benefit plans;
•	Depositors of North Shore Trust and Savings with aggregate balances of at least $50 at the close of business on September 30, 2021; and
•	Depositors of North Shore Trust and Savings at the close of business on October 31, 2021 and borrowers of North Shore Trust and Savings as of July 18, 2005 whose borrowings remained outstanding at the close of business on October 31, 2021.

Community Offering

•	Residents of Lake County in Illinois; and
•	General Public.

Thank you for your order,

NSTS BANCORP, INC.

STOCK INFORMATION CENTER

1-(877) 821-5778.

FINAL REMINDER PROXYGRAM (if needed)

(Depending on vote status and number of days until the special meeting of members, this can be mailed. It can be personalized, as shown - or it can be a short, non-personalized version printed on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.)

Dear Customer,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the plan of conversion and “Against” the establishment and funding of our charitable foundation.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU JOIN THEM IN VOTING “FOR” BOTH PROPOSALS.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of _______________, our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

________________________

1-	( ) ____ - ____ (toll-free)

DAYS/HOURS:

Monday - Friday

____ a.m. to ____ p.m., Central Time

I appreciate your participation.

Sincerely,

Stephen G. Lear

Chairman & Chief Executive Officer

BRANCH LOBBY POSTER - VOTE

(This notice should be printed by North Shore Trust and Savings, and should be placed in each branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch).

HAVE YOU VOTED YET?

We would like to remind eligible customers to vote on our plan of conversion and the establishment and funding of our charitable foundation.

✓	The conversion will not result in changes to our staff or your account relationships with North Shore Trust and Savings.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✓	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your board of directors unanimously recommends that you join them in voting “FOR” both proposals.

If you have questions about voting,

call our Information Center, toll-free,

at 1-(877) 821-5778,

between 9:00 a.m. and 3:00 p.m., Monday through Friday.

Our Information Center is closed on bank holidays.

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR STOCK OFFERING EXPIRES

__________, 2021

We are conducting an offering of shares of our common stock

UP TO 4,600,000 SHARES

COMMON STOCK

(subject to increase to 5,290,000 shares)

$10.00 Per Share

THIS OFFERING EXPIRES AT 1:00 P.M., CENTRAL TIME,

ON DECEMBER __, 2021

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at 1-(877) 821-5778,

between 9:00 a.m. and 3:00 p.m., Monday through Friday.

Our Stock Information Center is closed on bank holidays.

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting. Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

You do not need YOUR proxy card in order to vote.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call _______________, our Independent Voting Agent, at 1-(___) -___-____ (toll-free), Monday through Friday,

____ a.m. to ____ p.m.

If you are unsure whether you voted, please call.

Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU JOIN THEM IN VOTING

“FOR” the Plan of CONVERSION AND “FOR” THE ESTABLISHMENT AND FUNDING OF OUR CHARITABLE FOUNDATION.

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” BOTH PROPOSALS.

THANK YOU!

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing a Proxy Card to be used to vote on our plan of conversion and the establishment and funding of our charitable foundation. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards received. If you have questions about voting, call our Information Center, toll-free, at 1-(877) 821-5778, Monday through Friday, between 9:00 a.m. and 3:00 p.m., Central Time.

BANK WEBSITE VOTE REMINDER NOTICE – (Option 1)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Eligible customers as of October 31, 2021 were mailed Proxy Card(s) and other materials requesting them to cast their votes regarding our plan of conversion and the establishment and funding of our charitable foundation.

If you received Proxy Cards but have not voted, please vote by mail, or by following the telephone or Internet voting instructions on the Proxy Card. We hope that you will vote “FOR” both proposals as unanimously recommended by our board of directors. If you have questions about voting, please call our Information Center, toll-free, at 1-(877) 821-5778, Monday through Friday, between 9:00 a.m. and 3:00 p.m., Central Time. Our Information Center is closed on bank holidays.

BANK WEBSITE VOTING LINK – (Option 2)

HAVE YOU VOTED YET?

Eligible customers as of October 31, 2021 were mailed Proxy Card(s) and other materials requesting them to cast their votes regarding our plan of conversion and the establishment and funding of our charitable foundation. If you have not yet voted, a quick way to do so is to click on “Vote Now”. This will lead you to a confidential voting site.

VOTE NOW myproxyvotecounts.com

Thank you for taking a few minutes to cast your vote online. Have your Proxy Card(s) in hand so that you can enter online the 12 digit control number printed on your Proxy Card(s).

EMAIL VOTE REMINDER – (Optional)

(Email reminder is sent after the initial mailing, but before most people will have discarded materials)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

As a North Shore Trust and Savings customer on October 31, 2021, you recently were sent a large white envelope containing proxy materials requesting your vote on two proposals:

•	The approval of North Shore Trust and Saving’s plan of conversion;
•	The establishment and funding of our charitable foundation.

If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Below the Proxy Card are instructions to vote by telephone, Internet or by mail.

Without sufficient favorable votes, we cannot implement the proposals. NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" BOTH PROPOSALS.

_________________

Do you have questions?

Please call our Information Center, toll-free, at 1-(877) 821-5778, Monday through Friday, between 9:00 a.m. and 3:00 p.m., Central Time.

We appreciate your participation.

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS

(This automatic dial message, meant to encourage eligible customers to open offering/proxy packages, will be used one time - immediately after the initial packages are mailed)

“Hello - This is Stephen Lear, Chairman & Chief Executive Officer of North Shore Trust and Savings, calling with a quick message. Within the next few days, you should expect to receive from us one or more packages about our conversion, stock offering and related materials which requests your vote on items of importance to our bank and you, our valued customers. Please help us by opening each package you receive and voting PROMPTLY. The materials will include a phone number to call if you have questions.

Thank you for voting. We appreciate your business and look forward to continuing to serve you as a customer of North Shore Trust and Savings.”

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

[Newspaper ads may be appropriate for some, not all, market areas]

Proposed Stock Holding Company

for North Shore Trust and Savings

UP TO 4,600,000 SHARES

COMMON STOCK

(subject to increase to 5,290,000 shares)

$10.00 Per Share

Purchase Price

NSTS Bancorp, Inc. is conducting an offering of its common stock. Shares may be purchased directly from NSTS Bancorp, Inc., without sales commission, during the offering period.

This offering expires at 1:00 p.m., Central Time, on December __, 2021.

To receive a Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(877) 821-5778,

between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday.

Our Stock Information Center is closed on bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.